UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2010, Vancouver, British Columbia,	V6E 3C9
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On March 2, 2018, Jeffrey D. Kohn, a member of the Board of Directors (the “Board”) of City Office REIT, Inc. (the “Company”), a member of the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”) and the chairman of the Investment Committee of the Board, resigned from the Board, effective immediately.

In his letter of resignation, dated March 2, 2018 and attached hereto as Exhibit 17.1, Mr. Kohn indicated that he resigned as a result of his belief that he may not be nominated by the Board for re-election as a director at the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”), his belief that the Board may not nominate him for re-election as a result of the decision of an institutional investor introduced to the Company by Mr. Kohn to dispose of its shares of the Company’s common stock (“Common Stock”), and his belief that as a condition to potentially nominating him for re-election at the Annual Meeting and as a result of his inquiry regarding the appropriate time to sell any of his shares of Common Stock if he were to do so, the Board intended to restrict his ability to sell certain of his shares of Common Stock in a manner inconsistent with any such restriction imposed on the other members of Board.

The Board disagrees with the views expressed by Mr. Kohn in his resignation letter. While the Board generally discourages short-term trading (as opposed to long-term investment) in Common Stock by members of the Board or the Company’s executive officers, the Board had not taken any action in response to Mr. Kohn’s inquiring as to the potential sale of Common Stock at a future date. In addition, neither the NCG Committee nor the Board had made any decisions regarding the Board’s nominations for the election of directors at the Annual Meeting. Prior to Mr. Kohn’s resignation, the Board and the NCG Committee intended to hold meetings within the next few days to discuss the Board’s final slate of director nominees.

Mr. Kohn was given the opportunity to review a prior draft of this Current Report on Form 8-K (the “Prior Draft”). An email from Mr. Kohn describing his disagreement with the Prior Draft is attached hereto as Exhibit 17.2.

While the Board does not share Mr. Kohn’s views of the circumstances that led to his resignation, the Board wishes to express its recognition and appreciation for Mr. Kohn’s valuable contributions to the Board and service to the Company since his appointment to the Board in July 2016. The Board and the Company wish Mr. Kohn the best in his future endeavors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

17.1	Letter from Jeffrey D. Kohn, dated March 2, 2018.

17.2	Email correspondence from Jeffrey D. Kohn, dated March 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: March 5, 2018	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer